Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS NOT MATERIAL

SHARE SWAP AGREEMENT

THIS SHARE SWAP AGREEMENT (this "Agreement") is made and entered into as of October 22 , 2021] (the "Signing Date") by and among:

(1)	Senmiao Technology Limited, a corporation incorporated and existing under the laws of the State of Nevada, USA (the "Company");

(2)	Sichuan Senmiao Zecheng Business Consulting Co., Ltd. (四川森淼泽成商务咨询有限公司), a limited liability company formed and existing under the laws of the People’s Republic of China (the “PRC”) (the “Senmiao WFOE”);

(3)	Li Xiaoli (李晓丽), a Chinese citizen whose ID Card number is XXX and whose residential address is at Room 1302, Building 10, Zanglong Phase II, No. 188 Hongshan Road, Kaifu District, Changsha, Hunan Province (“Li Xiaoli”);

(4)	Liu Xiaohong (刘小红), a Chinese citizen whose ID Card number is XXX and whose residential address is at No. 23 Taikang Road, Pengzhou County-level City, Chengdu, Sichuan Province (“Liu Xiaohong”);

Li Xiaoli and Liu Xiaohong shall collectively refer to as the “Target Company Shareholders”, and each the “Target Company Shareholder”;

(5)	Hunan Xixingtianxia Technology Co., Ltd. (湖南僖行天下科技有限公司), a limited liability company incorporated and existing under the laws of the PRC (the “Target Company”).

Each of the forgoing parties is referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

A.                The Company is a Nevada company established as a holding company.

B.           Each of Li Xiaoli, Liu Xiaohong and Senmiao WFOE respectively holds 13.8189%, 7.4409% and 78.7402% equity interests of the Target Company. As of October 21, 2021, the registered capital of the Target Company is RMB50,800,000, of which, RMB19,536,413.76 has been paid up by its shareholders as follows:

Shareholders	Paid registered capital (RMB)
Senmiao WFOE	18,336,413.76*
Li Xiaoli	780,000.00
Liu Xiaohong	420,000.00

*including amount recorded as capital reserves in the Target Company

C.                The Company is the sole shareholder of Senmiao WFOE.

D.               The Company desires to purchase the shares of the Target Company and the Target Company Shareholders desire to sell their shares of the Target Company to the Company, pursuant to the terms and subject to the conditions of this Agreement.

E.                The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

                    NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                 DEFINITIONS

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Agreement”	has the meaning set forth in the Preamble, as amended from time to time.
“Business Day” and “Business Days”	means days other than a Saturday or Sunday or public holiday in the PRC.
“Closing”	has the meaning set forth in Section 3.1.
“Closing Date”	has the meaning set forth in Section 3.1.
“Company”	has the meaning set forth in the Preamble.
"Target Company Shareholder" and “Target Company Shareholders”	has the meaning set forth in the Preamble.
"Target Company Shareholders Representations and Warranties"	has the meaning set forth in Section 4.1.
"Party" and “Parties”	have the meaning set out in the Preamble.
"Person"

shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, a legal person, an unincorporated organization and a governmental authority.

“PRC”	means the People's Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.
“Representative”	means a company’s legal representative, director, officer, agent, employee, or any other Person acting for or on behalf of the foregoing.
"RMB"	means the lawful currency of the PRC.
"Signing Date"	has the meaning set forth in the Preamble.
"Subsidiary" and "Subsidiaries"	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.
"Transaction Documents"	means (i) this Agreement, and (ii) any deeds of adherence, other agreements, instruments, certificates executed or entered into pursuant to or in connection with any of the foregoing, and “Transaction Document” means any one of them.
“Trading Days”	Trading Days means any days during the course of which the principal securities exchange on which the Company’s common stock is listed or admitted to trading is open for the exchange of securities.
"U.S."	means the United States of America.
"US$" or "US Dollar"	means the lawful currency of the United States of America.

2.                  SHARE SWAP

2.1              Purchase of shares of the Target Company

(1)	Purchase and Sale of the shares of the Target Company held by Li Xiaoli.

Subject to the terms and conditions of this Agreement, Li Xiaoli agrees to sell to Senmiao WFOE all the shareholding in the Target Company, which accounts for 13.8189% of the shares of the Target Company for an aggregate consideration of US$2,275,005, payable in the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”) at a per share price of the average closing price of a share of Common Stock reported on The Nasdaq Capital Market for the ten (10) Trading Days immediately preceding the date of this Agreement.

Senmiao WFOE agrees to purchase from Li Xiaoli her shareholding in the Target Company.

(2)	Purchase and Sale of the shares of the Target Company held by Liu Xiaohong.

Subject to the terms and conditions of this Agreement, Liu Xiaohong agrees to sell to Senmiao WFOE all the shareholding in the Target Company, which accounts for 7.4409% of the shares of the Target Company for an aggregate consideration of US$1,224,995, payable in the Company’s shares Common Stock at a per share price of the average closing price of a share of Common Stock reported on The Nasdaq Capital Market for the ten (10) Trading Days immediately preceding the date of this Agreement.

Senmiao WFOE agrees to purchase from Liu Xiaohong her shareholding in the Target Company.

For the purpose of handling the filing procedure for purchase and sale of the shares of the Target Company with the local branch of the State Administration for Market Supervision (the “SAMR”), Senmiao WFOE and the Target Company Shareholders may enter into a separate share transfer agreement to make proper arrangement that is in compliance with the PRC laws and at the same time in the best interest of the Company.

2.2              Payment Shares

(1)	Payment Shares to Li Xiaoli

To purchase of the shares held by Li Xiaoli under Article 2.1 (1) above, the Company shall issue 3,465,591 shares of Common Stock to Li Xiaoli as the consideration of the purchase price.

(2)	Payment Shares to Liu Xiaohong

To purchase of the shares held by Liu Xiaohong under Article 2.1 (2) above, the Company shall issue 1,866,076 shares of Common Stock to Liu Xiaohong as the consideration of the purchase price.

The total shares of Common Stock the Company shall issue to the Target Company Shareholders are hereinafter referred as the “Shares”.

3.                  CLOSINGS

3.1              Closing. The consummation of the issuance and purchase and payment of the shares shall take place remotely via the exchange of documents and signatures on the date of the Closing (the "Closing Date"), which shall be no later than thirty (30) Business Days after the signing of this Agreement (the “Closing”).

3.2              Procedure.

(i)                 Closing Deliverables. At the Closing, the Target Company Shareholders shall deliver (or cause to be delivered) to Senmiao WFOE the updated business license of the Target Company and the filing notice issued by the SAMR, reflecting that Senmiao WFOE is the sole shareholder of the Target Company, and the certificates, licenses, seals and any other documents and items of the Target Company held by the Target Company Shareholders to Senmiao WFOE. At the Closing, the Company shall deliver to the Target Company Shareholders original share certificates (bearing a standard restrictive legend under the United States Securities Act of 1933, as amended (the “1933 Act”)) issued to each of the Target Company Shareholders representing the shares of the Company issued to such Target Company Shareholder.

(ii)              Closing Payment. At the Closing and against the delivery of the items pursuant to Section 3.2(i) above, the Company shall deliver (or cause to be delivered) to each of the Target Company Shareholders a certified true copy of the Company’s updated register of members, reflecting the Target Company Shareholder’s ownership of the Payment Shares.

4.                  REPRESENTATIONS AND WARRANTIES

4.1              Each of the Target Company Shareholders hereby severally represents and warrants that the representations and warranties set forth in this Section 4.1 (the “Target Company Shareholders Representations and Warranties”) are true and correct as of the Signing Date and will be true and correct as of the Closing Date:

(i)                 Authorization. Such Target Company Shareholder has all requisite power, authority and capacity to enter into the Transaction Documents to which he/she is a party, and to perform his/her obligations hereunder and thereunder. Each Transaction Document to which he/she is a party has been duly authorized, executed and delivered by such Target Company Shareholder. Each Transaction Document to which such Target Company Shareholder is a party, when executed and delivered by such Target Company Shareholder, will constitute valid and legally binding obligations of it, enforceable against it in accordance with its terms.

(ii)              Paid-up Capital. The shares of the Target Company to be purchased by the Senmiao WFOE from the Target Company Shareholders as listed in details under Section B of Recitals under this Agreement have been duly subscribed and fully paid up.

4.2              Each of the Target Company Shareholders severally and not jointly, represents and warrants to the Company with respect to only itself that:

(i)                 No Sale or Distribution. The Target Company Shareholder is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. The Target Company Shareholder is acquiring the Shares hereunder in the ordinary course of its business. The Target Company Shareholder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(ii)              Accredited Investor Status. The Target Company Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(iii)            Reliance on Exemptions. The Target Company Shareholder understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Target Company Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Target Company Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Target Company Shareholder to acquire the Shares.

(iv)             Information. The Target Company Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been reasonably requested by the Target Company Shareholder. The Target Company Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Target Company Shareholder or its advisors, if any, or its representatives shall modify, amend or affect the Target Company Shareholder’s right to rely on the Company’s representations and warranties contained herein. The Target Company Shareholder understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. The Target Company Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(v)               No Governmental Review. The Target Company Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(vi)             Transfer or Resale. The Target Company Shareholder understands that (i) the Shares have not been and are not being registered under the 1933 Act, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) the Target Company Shareholder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(vii)          Legends. The Target Company Shareholder understands that the stock certificates, unless and until registered, shall bear a standard restrictive legend under the 1933 Act (and a stop-transfer order may be placed against transfer of such stock certificates).

5.                  COVENANTS

5.1              Taxes, Fees and Expenses. The Parties shall pay all of their own taxes, costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

5.2              Confidentiality. From the Signing Date, each Party shall, and shall cause any Person who is Controlled by such Party to, keep confidential the existence and content of this Agreement, the other Transaction Documents and any related documentation, the identities of any of the Parties, and other information of a non-public nature received from any other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the “Confidential Information”) except as the Company and the Target Company Shareholders shall mutually agree otherwise; provided, that any Party hereto may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by applicable laws or the rules of any stock exchange; provided that such Party shall, where practicable and to the extent permitted by applicable laws, provide the other Parties with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its Representatives and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, (c) in the case of each of the Target Company Shareholders, to its Representatives, auditors, counsel, shareholders, partners or investors, and (d) to its current or bona fide prospective investor, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof. For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 5.2, or (iii) is or becomes available to the receiving Party from a third party who has no confidentiality obligations to the disclosing Party. The Parties shall not make any announcement regarding the consummation of the transaction contemplated by this Agreement, other Transaction Documents and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the other Party’s prior written consent.

6.                  TERMINATION

6.1              Right to Termination.

(i)                 If, at any time before the Closing:

(a)               there is a material breach of any of the Representations and Warranties as given on the date of this Agreement, or any event occurs which would constitute a material breach of any of the Representations and Warranties as if the Representations and Warranties were repeated on each day before the Closing Date by reference to the facts and circumstances then existing; or

(b)               any Party is in material breach of any provision of the Transaction Documents and fails to remedy such breach within thirty (30) days from the service of any written notice from the Company complaining of any such breach;

the Company may by notice in writing to the Target Company Shareholders elect to proceed to Closing or terminate this Agreement.

(ii)              If, at any time before the Closing, any government authority issues, promulgates or enforces any law, regulation, rule, policy, order or notice that prohibits the completion of the transactions contemplated by this Agreement, any Party may by notice in writing to the other parties terminate this Agreement.

6.2              Obligation to Notify.

(i)                 Each Party undertakes to notify the other Parties in writing immediately if he or it becomes aware of a matter, event, fact or circumstance that may give rise to a right of termination under Section 6.1(ii).

6.3              Effect of Termination.

Each Party’s further rights and obligations cease immediately on termination, except that Section 5.2 (Confidentiality), Section 7.2 (Governing Law), and Section 7.4 (Notices) shall survive the termination of this Agreement and shall continue in full force and effect. Upon termination, no Party shall have any claim against any other hereunder for it, save with respect to any antecedent rights arising thereunder.

7.                  MISCELLANEOUS

7.1              SAFE Registration. Each Target Company Shareholder, if applicable, shall apply for and obtain his/her SAFE registration certificates with the applicable governmental authorities in respect of his/her ownership of the shares of the Company.

7.2              Governing Law. This Agreement shall be governed by and construed under the laws of the PRC.

7.3              Dispute Resolution.

(i)                 Any dispute, controversy or claim arising out of, in connection with or relating to this Agreement, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

(ii)              The arbitration shall be conducted in Beijing, PRC and shall be conducted in accordance with the effective arbitration rules of China International Economic and Trade Arbitration Commission for arbitration (“Rules”) in force when the notice of arbitration is submitted in accordance with the said Rules. The number of arbitrators shall be one (1). The arbitration shall be conducted in the Chinese language.

(iii)            Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such Party.

(iv)             The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(v)               When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(vi)             The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(vii)          Regardless of anything else contained herein any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

7.4              Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified on Exhibit A (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.4).

7.5              Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Target Company Shareholders and the Company; provided that the Company may assign its rights and obligations to an Affiliate without consent of the other Parties under this Agreement.

7.6              Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law.

7.7              Waiver and Amendment. This Agreement may only be amended or modified with an instrument in writing signed by the Company and the Target Company Shareholders; provided that any Party may (a) extend the time for the performance of any of the obligations or other acts of another Party, (b) waive any inaccuracies in the representations and warranties of another Party contained herein or in any document delivered by another Party pursuant hereto or (c) waive compliance with any of the agreements of another Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

7.8              Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in its definition and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise, and all references in this Agreement to designated exhibits are to the exhibits attached to this Agreement unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (d) the word “knowledge” means, with respect to a person’s “knowledge”, the actual knowledge of such person and that knowledge which should have been acquired by it after making due inquiry, I the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement, (f) any reference in this Agreement to any "Party" or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (g) any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated, (h) this Agreement is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship, and (i) the exhibits to this Agreement form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the exhibits.

7.9              Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

7.10          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Share Swap Agreement as of the date first above written.

TARGET COMPANY SHAREHOLDER:

SIGNED, SEALED AND DELIVERED as a deed by LI XIAOLI in the presence of:	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
/s/ Li Xiaoli
Witness Signature		LI XIAOLI
Name
Address
Occupation

TARGET COMPANY SHAREHOLDER:

SIGNED, SEALED AND DELIVERED as a deed by LIU XIAOHONG in the presence of:	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
/s/ Liu Xiaohong
Witness Signature		LIU XIAOHONG
Name
Address
Occupation

COMPANY:	For and on behalf of
SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	CEO of Senmiao Technology

SENMIAO WFOE：	For and on behalf of
SICHUAN SENMIAO ZECHENG BUSINESS CONSULTING CO., LTD.

	By:	/s/ Gao Li (stamp)
	Name:	Gao Li
	Title:	Legal Representative of Sichuan Senmiao Zecheng Business Consulting Co., Ltd.

TARGET COMPANY:	For and on behalf of
HUNAN XIXINGTIANXIA TECHNOLOGY CO., LTD.

	By:	/s/ Liang Huang (stamp)
	Name:	Liang Huang
	Title:	Legal Representative of Hunan Xixingtianxia Technology Co., Ltd

EXHIBIT A

PARTIES

Notice Address

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each party:

If to Li Xiaoli:

Address:	Room 1302, Building 10, Canglong Phase II, No. 188 Hongshan Road, Kaifu District, Changsha, Hunan Province
Attn:	Li Xiaoli
Tel:	XXX

If to Liu Xiaohong:

Address:	No. 23 Taikang Road, Pengzhou County-level City, Chengdu, Sichuan Province
Attn:	Liu Xiaohong
Tel:	XXX

If to Company:

Address:	16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu, Sichuan Province
Attn:	Xi Wen
Tel:	028-61554399/85138158

If to Senmiao WFOE:

Address:	No. 1602, 16/F, Building 1, No. 1098 Middle Section of Jiannan Avenue, High-tech Zone, Chengdu, China (Sichuan) Pilot Free Trade Zone
Attn:	Gao Li
Tel:	XXX

If to Target Company:

Address:	No. 723, Building 3A, Jinke Times Center, No. 1 Xiangyang Road, Changsha Economic & Technological Development Zone, Changsha, Hunan Province
Attn:	Liang Huang
Tel:	XXX